Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Quoin Pharmaceuticals Ltd. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Morristown, New Jersey
November 7, 2025